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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Registration Statement of Vari-Lite International, Inc. and Subsidiaries on Form S-1 of our report dated August 27, 1997 (October 15, 1997, as to the first paragraph of Note F) on the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Prospectus, which is part of this Registration Statement.



/S/ DELOITTE & TOUCHE LLP



Dallas, Texas
October 15, 1997